As filed with the Securities and Exchange Commission on July 18, 2001

                                   Registration Statement No. 333-
                                                              -----------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         OAO TECHNOLOGY SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                        52-1973990
(State of Incorporation)                    (I.R.S. Employer Identification No.)

           7500 Greenway Center Drive, 16th Floor, Greenbelt, MD 20770 (Address of principal executive offices, including zip code)

                              AMENDED AND RESTATED
           OAO TECHNOLOGY SOLUTIONS, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                             Dianne R. Sagner, Esq.
                         OAO Technology Solutions, Inc.
                     7500 Greenway Center Drive, 16th Floor
                               Greenbelt, MD 20770
                     (Name and Address of Agent for Service)

                                 (301) 486-0400
                     (Telephone Number of Agent for Service)



                         CALCULATION OF REGISTRATION FEE

                                      Proposed       Proposed
Title of                              maximum        maximum
securities          Amount            offering       aggregate      Amount of
to be               to be             price per      offering       registration
registered          registered(1)     share (2)      price(2)       fee(2)
Common Stock,       1,000,000         $1.65          $1,650,000     $412.50
$.01 par value

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act") this Registration Statement also registers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Estimated in accordance with 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices for a share of Common Stock of the Registrant on July 12, 2001 as reported on the Nasdaq National Market.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     The following documents, as filed by OAO Technology Solutions, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

     1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.

     2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

     3. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed by the Registrant on October 6, 1997 to register such securities under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All reports and other documents subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement, from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into the Registration Statement.

     The Registrant has previously filed a Registration Statement on Form S-8 (No. 333-75273 ) (the "Previous Registration Statement") with respect to an aggregate of 1,000,000 shares of Common Stock issuable under the Registrant's Employee Stock Purchase Plan, as amended (the "ESPP Plan"). The Registrant is filing this Registration Statement to register an additional 1,000,000 shares of Common Stock for issuance under the ESPP Plan, so that an aggregate of 2,000,000 shares of Common Stock under the ESPP Plan shall be registered under the Securities Act of 1933, as amended. The contents of the Previous Registration Statement are incorporated herein by reference, including periodic reports that the Registrant filed after the Previous Registration Statement to maintain current information about the Registrant.


Item 5. Legal Opinion and Interests of Counsel.

     The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Registrant by Dianne R. Sagner, General Counsel for the Registrant. Ms. Sagner beneficially owns 2,231 shares of the Registrant's common stock and options to purchase 20,000 shares of the Registrant's common stock.

Item 8. Exhibits.

     The following exhibits are filed as part of this Registration Statement.

4.1 Amended and Restated OAO Technology Solutions, Inc. Employee Stock Purchase Plan

5.1  Opinion of Dianne R. Sagner

23.1 Consent of Deloitte & Touche LLP

23.2 Consent of Counsel (included in opinion filed as Exhibit 5.1 hereto)

24.1 Power of Attorney (included with signature page of this Registration Statement)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenbelt, Maryland on July 17, 2001.

                                       OAO TECHNOLOGY SOLUTIONS, INC.

                                       By: /s/ Gregory A. Pratt
                                           -------------------------------------
                                           Gregory A. Pratt
                                           Chief Executive Officer and President

                                Power of Attorney

     Each person whose signature appears below constitutes and appoints each of Gregory A. Pratt and J. Jeffrey Fox, his or her true and lawful attorneys-in-fact, in his or her name, place, and stead to execute and cause to be filed with the Securities and Exchange Commission any and all amendments to this Registration Statement.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                                   Capacity                            Date
---------                                   --------                            ----
/s/ Gregory A. Pratt                Chief Executive Officer and President       July 17, 2001
---------------------------         (Principal Executive Officer and
Gregory A. Pratt                    Director)


/s/ J. Jeffrey Fox                  Senior V.P. of Finance and
---------------------------         Chief Financial Officer                     July 17, 2001
J. Jeffrey Fox                      (Principal Financial and
                                    Accounting Officer)


/s/ Jerry L. Johnson                Chairman of the Board and Director          July 17, 2001
---------------------------
Jerry L. Johnson


/s/ Cecile D. Barker                Vice Chairman of the Board and Director     July 17, 2001
---------------------------
Cecile D. Barker


/s/ Yvonne Brathwaite Burke         Director                                    July 17, 2001
----------------------------
Yvonne Brathwaite Burke


                                    Director                                    July 17, 2001
---------------------------
Frank B. Foster, III


/s/ John F. Lehman                  Director                                    July 17, 2001
---------------------------
John F. Lehman


/s/ Richard B. Lieb                 Director                                    July 17, 2001
---------------------------
Richard B. Lieb

                                  EXHIBIT INDEX


Exhibit
Number    Description of Exhibit

4.1 Amended and Restated OAO Technology Solutions, Inc. Employee Stock Purchase Plan

5.1       Opinion of Dianne R. Sagner, Esquire

23.1      Consent of Deloitte & Touche LLP

23.2      Consent of Counsel (included in opinion filed as Exhibit 5.1 hereto)

24.1 Power of Attorney (included with signature page of this Registration Statement)